UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BCB Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

March 19, 2021

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 29, 2021.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of four directors; (ii) the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and (iv) an advisory, non-binding vote on the frequency of future advisory votes on the compensation of our named executive officers.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” its proposed director nominees, as well as proposals (ii) and (iii) above, and for a three-year frequency with respect to matter (iv) above.

On behalf of the Board of Directors, we urge you to sign, date, and return the enclosed proxy card in the postage-paid envelope, or vote by telephone or the Internet by following the instructions on the proxy card, as soon as possible even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Thank you for your continued support of BCB Bancorp, Inc.

Sincerely,

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

1 (800) 680-6872

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 29, 2021

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc. (the “Company”), will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 29, 2021, at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of four directors;
2.	The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement;
4.	An advisory, non-binding vote on the frequency of future advisory votes on the compensation of the Company’s executive officers; and

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 10, 2021, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE NOW BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

If your broker holds your shares, they do not have the ability to cast votes with respect to the election of directors or the compensation of the Company’s named executive officers unless they have received instructions from you, as the beneficial owner of the shares. If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors and in connection with the matters regarding the compensation of the Company’s named executive officers.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders: the Company’s Proxy Statement, Annual Report on Form 10-K, and proxy card are available online at www.bcb.bank. If you need directions to attend the Annual Meeting and to vote in person, please call us at 1 (800) 680-6872.

By Order of the Board of Directors

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 19, 2021

IMPORTANT: THE PROMPT VOTING OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE OR YOU CAN VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

1 (800) 680-6872

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 29, 2021

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 29, 2021, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 19, 2021.

At the annual meeting, shareholders will vote on the election of four directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, an advisory, non-binding resolution with respect to the Company’s executive compensation described in this Proxy Statement, an advisory, non-binding vote on the frequency of future advisory votes on the compensation of the Company’s executive officers, and such other matters as may properly come before the annual meeting or any adjournments thereof.

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “smaller reporting company” consistent with the rules of the Securities and Exchange Commission.

RECORD DATE AND QUORUM

Holders of record of our common stock as of the close of business on March 10, 2021, our record date, are entitled to one vote for each share then held. As of the record date, we had 17,121,319 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting will be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors, as well as the Internet and telephone voting systems, each enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” a vote for the nominees being proposed. Under New Jersey law and the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. Therefore, the four nominees for director receiving the highest number of votes cast at the meeting will be elected as directors.

As to the ratification of the Company’s independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the ratification of the Company’s independent registered public accounting firm; (ii) vote “AGAINST” the ratification of the Company’s independent registered public accounting firm; or, (iii) “ABSTAIN” from voting for or against the ratification of the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the ratification of the Company’s independent registered public accounting firm.

As to the advisory, non-binding resolution with respect to the Company’s executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on the Company, or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on the Company’s executive compensation, a shareholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board of Directors, nor create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in the Company’s proxy statements.

The Board of Directors will designate an inspector of elections who will count the votes at, and certify the results of, the annual meeting.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of the Company’s common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope, or by telephone or the internet by following the instructions on the proxy card. Shareholders mailing their proxy card are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

If your shares of common stock are held in “street name” by a broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee, you must contact your broker, bank, or other nominee. If you want to vote your shares of common stock held in “street name” in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank, or other nominee who holds your shares.

Participants in the 401(k) plan sponsored by BCB Community Bank, the Company’s principal operating subsidiary (the “Bank”), own shares of the Company’s common stock through that plan. They will have the right to direct the trustee how to vote the shares of the Company’s common stock allocated to their plan accounts in accordance with the terms of the 401(k) plan.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies may be revoked by sending written notice of revocation to the Company’s Corporate Secretary at the address shown above, the submission of a later-dated proxy or by voting in person at the annual meeting. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supersede all prior votes. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Company’s Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and entities who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority. The following table sets forth, as of March 10, 2021, the shares of common stock beneficially owned by each person or entity who was known to us as the beneficial owner of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding
MFP Partners, L.P. MFP Investors, LLC Michael F. Price 909 Third Avenue, 33rd Floor New York, New York 10022	1,020,808 (2)	6.0%
Blackrock, Inc. 55 East 22nd Street New York, New York 10055	858,675 (3)	5.0%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person or entity is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person or entity has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	On a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021, MFP Partners, L.P. reported shared dispositive and voting power with respect to 1,020,808 shares of the Company’s common stock; MFP Investors LLC reported shared dispositive and voting power with respect to 1,020,808 shares of the Company’s common stock; and Michael F. Price reported shared dispositive and voting power with respect to 1,020,808 shares of the Company’s common stock.
(3)	On a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2021, BlackRock, Inc. reported sole dispositive power with respect to 858,675 shares of the Company’s common stock, and sole voting power with respect to 844,047 shares of the Company’s common stock.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of 11 members and is divided into three classes, with one class of directors elected each year. The Company’s directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the annual meeting. The Board of Directors has re-nominated Thomas Coughlin, Vincent DiDomenico, Joseph Lyga, and Spencer Robbins for three-year terms as directors at the annual meeting. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The following table sets forth certain information, as of March 10, 2021, regarding the composition of the Company’s Board of Directors, including the terms of office of Board members and information regarding the Company’s named executive officers and the executive officers of the Bank. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name	Position(s) Held With the Company or the Bank	Age at Record Date	Director Since(1)	Current Term Expires(1)	Shares Beneficially Owned(2)	Percent of Class(*)

NOMINEES

Thomas Coughlin	President, CEO and Director	61	2002	2021	396,853(3)	2.32%
Vincent DiDomenico, Jr.	Director	55	2018	2021	200,565(4)	1.17%
Joseph Lyga	Director	61	2000	2021	212,803(5)	1.24%
Spencer B. Robbins	Director	68	2011	2021	125,534(6)	*
CONTINUING DIRECTORS

Robert Ballance	Director	62	2000	2023	191,398(7)	1.12%
Judith Q. Bielan	Director	56	2000	2022	164,114(8)	*
James E. Collins	Director	72	2003	2022	239,113(9)	1.40%
Mark D. Hogan	Chairman of the Board	55	2000	2022	635,189(10)	3.71%
August Pellegrini, Jr.	Director	61	2013	2023	187,620(11)	1.10%
James G. Rizzo	Director	61	2015	2023	153,397(12)	*
John Pulomena	Director	65	2018	2022	38,535(13)	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Thomas P. Keating	Chief Financial Officer	65	N/A	N/A	37,022(14)	*
Michael Lesler	Chief Operating Officer	50	N/A	N/A	15,056(15)	*

All directors and named executive officers as a group (13 persons)					2,597,199	15.17%

* Less than 1%.

(1)	Includes service as a director of the Bank. Expiration of term reflects service as a director with the Company.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Coughlin has sole voting and dispositive power over 267,290 shares, and sole voting power but no dispositive power over 11,754 unvested restricted stock shares. In addition, there are 129,563 shares underlying options exercisable within 60 days from the record date.
(4)	Mr. DiDomenico has sole voting and dispositive power over 164,940 shares, and sole voting power but no dispositive power over 6,005 unvested restricted stock shares. In addition, there are 35,625 shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Lyga has sole voting and dispositive power over 144,639 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, shared voting and dispositive power over 1,988 shares with his spouse, and shared voting and dispositive power over 2,551 shares with his child. In addition, there are 63,625 shares underlying options exercisable within 60 days from the record date.
(6)	Mr. Robbins has sole voting and dispositive power over 65,709 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, and shared voting and dispositive power over 200 shares with his child. In addition, there are 59,625 shares underlying options exercisable within 60 days from the record date.

(7)	Mr. Ballance has sole voting and dispositive power over 120,600 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, shared voting and dispositive power over 3,275 shares with his spouse, and shared voting and dispositive power over 3,398 shares with his children. In addition, there are 64,125 shares underlying options exercisable within 60 days from the record date.
(8)	Ms. Bielan has sole voting and dispositive power over 91,541 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, shared voting and dispositive power over 8,371 shares with her spouse, and shared voting and dispositive power over 77 shares with her children. In addition, there are 64,125 shares underlying options exercisable within 60 days from the record date.
(9)	Mr. Collins has sole voting and dispositive power over 171,786 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, shared voting and dispositive power over 1,301 shares with his spouse, and shared voting and dispositive power over 2,401 shares with his children. In addition, there are 63,625 shares underlying options exercisable within 60 days from the record date.
(10)	Mr. Hogan has sole voting and dispositive power over 569,576 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, and shared voting and dispositive power over 1,988 shares with his children. In addition, there are 63,625 shares underlying options exercisable within 60 days from the record date.
(11)	Mr. Pellegrini has sole voting and dispositive power over 142,995 shares, and sole voting power but no dispositive power over 6,005 unvested restricted stock shares. In addition, there are 44,625 shares underlying options exercisable within 60 days from the record date.
(12)	Mr. Rizzo has sole voting and dispositive power over 101,672 shares, sole voting power but no dispositive power over 6,005 unvested restricted stock shares, and shared voting and dispositive power over 3,100 shares with his spouse. In addition, there are 48,625 shares underlying options exercisable within 60 days from the record date.
(13)	Mr. Pulomena has sole voting and dispositive power over 10,410 shares, and sole voting power but no dispositive power over 6,005 unvested restricted stock shares. In addition, there are 28,125 shares underlying options exercisable within 60 days from the record date.
(14)	Mr. Keating has sole voting and dispositive power over 22,522 shares. In addition, there are 14,500 shares underlying options exercisable within 60 days from the record date.
(15)	Mr. Lesler has sole voting and dispositive power over 15,056 shares. Mr. Lesler had no shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Nominees, Continuing Directors and Named Executive Officers

Set forth below is biographical information regarding the Company’s nominees, directors, and executive officers. For the individuals named below, all nominees are currently directors of the Company.

Nominees for Directors:

Thomas M. Coughlin is the President and Chief Executive Officer of BCB Bank and BCB Bancorp, Inc. Mr. Coughlin has been in the banking industry for over 38 years. He formerly served as Vice President of Chatham Savings Bank and before that as Controller and Corporate Secretary of First Savings Bank of New Jersey. Believing that Bayonne was underserved by community banks, Mr. Coughlin, along with the support of local investors founded Bayonne Community Bank in 2000. After ten years of success, Coughlin, the vigor behind the growth and success of BCB led the way for expansion with the integrations of Pamrapo Savings Bank, Allegiance Savings, and Indus American Bank.

Mr. Coughlin currently serves as the President of the Bayonne Chamber of Commerce, Executive Board Member of the Hudson County Chamber of Commerce, as well as an active member of Friends of Special Children and a Lifetime Rotarian, is the former Commissioner of the Bayonne Rent Control Board, past- President of the American Heart Association, and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Coughlin is also a member of the NJ Canna Business Association and the NJ Cannabis Association. Mr. Coughlin earned a Bachelor of Science degree from Saint Peter’s University, Jersey City and received his CPA designation in 1982. Mr. Coughlin is also the recipient of numerous awards and accolades from various organizations throughout New Jersey and New York in recognition of his service and dedication to the communities he serves.

Vincent DiDomenico, Jr. is the Founder and Managing Member of Delta Equity Management, L.L.C. et al developers of Commercial Real Estate in the New Jersey & New York Metropolitan Area. His real estate companies own and manage institutional-grade commercial real estate assets. Mr. DiDomenico has been a Director of the Bank and the Company since May 2017, where he serves on the Loan, Compensation (Chairman), and Law Committees. He also served on the Board of Trustees, as well serving as a past two-term (2003-2005 & 2009-2011) Vice President and a past two-term (2006-2008 & 2011-2013) President, of the New Jersey Self Storage Association (NJSSA). Mr. DiDomenico is also a former Board of Trustee Member of St. Peter’s Preparatory School and a former Board of Trustee Member of Far Hills Country Day School. Prior to founding his current companies, Mr. Di Domenico was distinguished as a Deming Scholar from the Gabelli School of Business at Fordham University where he earned an

MBA in Finance and Statistics, with a concentration in International Business Studies. He also currently serves on the Capital Campaign Committee at The Delbarton School and has served as Co-Chairman of the Far Hills Country Day School Capital Campaign Committee as well as the Board of Governors for the Archdiocese of Newark, C.Y.O. & Young Adult Ministries. He is a graduate of St. Peter’s Preparatory School (1984) and graduate of Villanova School of Business where he received a B.S. degree in Finance (1988).

Joseph Lyga Joseph Lyga has served as Independent Director of the Company since its founding in 2000. In 2020, he retired as a Battalion Fire Chief with the Bayonne Fire Department after 35 years, where his roles and duties consisted that of Chief Compliance Officer, Chief IT Manager, as well as supervising a group of fire companies engaged in providing fire protection. In addition, Mr. Lyga has been a self-employed contractor in computer technology/network and systems design for the last 38 years. Currently, Mr. Lyga serves as Chairman of the Bank’s IT/Steering Committee. The Board of Directors believes Mr. Lyga’s extensive IT-related experience brings valuable insight as both a director of the Bank and the Company, as well as to the role of IT/Steering Committee Chairman.

Mr. Lyga attended Marist High School, Jersey City State College, and continued his education at The Chubb Institute for Technology, where he studied computer programming, computer network design, and as a computer technician. Mr. Lyga’s education includes several certifications in the computer field. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department F.M.B.A. Local #211 and has served as President, Vice President, Secretary, and Treasurer of the Bayonne Fire Department F.M.B.A. Local #11. Mr. Lyga is also a member of many clubs and civic organizations throughout the communities the Company serves.

Spencer B. Robbins is the Managing Director of the Law firm of Robbins & Robbins, Esqs. located in Woodbridge, New Jersey for the past 38 years.  The firm is full-service law office, with a specialty in litigation. Mr. Robbins was a founding member of Allegiance Community Bank which he served as Chairman of the Board of Directors until it merged with BCB Community Bank in 2011. Mr. Robbins previously served as the Chief Judge of Woodbridge Township, and served as the Judge for the South Plainfield and Sayreville Municipal Courts. Mr. Robbins has also been involved with many clients in the real estate development process and is active in other business development. Mr. Robbins also serves as Chairman of the Bank’s Legal Committee.

Continuing Directors:

Robert Ballance has been a director of the Company since its founding in 2000. Prior to his retirement, Mr. Ballance served as a Battalion Chief with the Bayonne Fire Department. Mr. Ballance is the owner of a floor covering business located in Bayonne, New Jersey. Mr. Ballance is a member of various clubs and civic organizations throughout the communities the Company serves. Currently, Mr. Ballance serves as Chairman of the Company’s Budget Committee. With his lengthy experience as a businessman, community leader, civil servant, and as former director of the Bayonne Federal Credit Union, the Board of Directors believes Mr. Ballance brings valuable support and insight as both a director of the Bank and the Company, as well as to the role of Budget Committee Chairman.

Judith Q. Bielan, Esq. is an attorney who has practiced law in New Jersey for over 30 years. In 1993 Ms. Bielan founded the law firm currently known as Bielan, Miklos & Makrogiannis, P.C., which handles all aspects of real estate, family law, contract disputes, and estate matters. She has represented various banking clients in commercial and residential real estate matters. Ms. Bielan brings to the Board of Directors experience in the areas of real estate, marketing, budgeting, public relations, and collections. She currently serves on the New Jersey State Legislative Committee and the Hudson County Bar Association Due Diligence and Family Law Committees. She continues to serve as a Vice President on the Hudson County Bar Foundation. In the past, Ms. Bielan has been court-appointed to serve as a Commissioner on the Hudson County Condemnation Board, and has served on the Hudson County Fee Arbitration Committee and Early Settlement Panel. In 2010, Ms. Bielan was named President of the Hudson County Bar Association. In 2005 she received the Hudson County Family Lawyer of the Year Award.

Throughout her career, Ms. Bielan continued to serve the New Jersey and Hudson County communities by volunteering as a Trustee on the Board of “Women Rising,” by coaching both boys’ and girls’ basketball at the Bayonne PAL, by teaching Jurisprudence at Montclair State University and Adult Education Classes at Bayonne High School.  From 2001 – 2010 she served on the Advisory Board and then as Vice Chair on the Board of Trustees of Holy Family Academy of Bayonne. In 2014, she was inducted into the Bayonne PAL Hall of Fame. Ms. Bielan’s legal experience and her service to the various organizations in her community lead to her appointment as a member of the

Board of Directors at the Company’s founding. Ms. Bielan holds degrees from Montclair State College (now University) and Seton Hall University School of Law. Ms. Bielan currently serves as Chair of the Bank’s Site Committee.

James E. Collins James Collins has worked in the banking industry since 1972, and currently serves as a board member for the Bank and the Company. Mr. Collins was one of the founders of BCB, which opened in 2000, in the role of VP/Senior Lending Officer and Community Reinvestment Officer. Prior to that, Mr. Collins was Senior Lender at First Savings and Loan Association, where he worked for 28 years. Mr. Collins retired from the Bank in 2010. Currently, he serves as Chairman of the Bank’s Loan Committee. In addition to chairing the Bank’s Loan Committee, Mr. Collins brings experience to the board that covers all phases of the lending process, as well as valuable experiences with CRA, regulatory reviews, appraisal functions, and compliance in the lending area. Through Mr. Collins’ experience and knowledge of the markets in which the Company operates, he provides referrals to management for new business, advice, and suggestions to both management and the board.

He has also served as Past President of Ireland’s 32 and as citywide Director for the Bayonne C.Y.O. sports programs. He has served as a Trustee and Treasurer for the Bayonne Education Foundation and was a member of the Directorate at Marist High School in Bayonne. Currently, he is a member of the Dorchester County Certified Emergency Response Team. Mr. Collins was educated at O.L.S.S. grammar school, Marist High School, and received a B.S from St. Peter’s College. Mr. Collins also attended graduate school at the National School of Banking and was a Certified Real Estate Appraiser and member of the Review Appraiser Society.

Mark D. Hogan, C.P.A. is a certified public accountant with an office located in Bayonne, NJ. Mr. Hogan is a registered financial representative providing wealth management for his clientele. Mr. Hogan has earned the following licenses and designations: NASD Series 7, 24, 63 and 66; New Jersey Life and Health Insurance License. Mr. Hogan served on the Board of Trustees for the St. Peter's Preparatory School. Currently, Mr. Hogan serves on the Board of Trustees for the Count Basie Theatre, where he is the Chairman of the Finance Committee and member of the Executive Committee. Because of Mr. Hogan’s extensive professional experience, his achievements and his aforesaid licenses and designations, he is deemed well-qualified to serve as Chairman of the Company’s Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School, and received a B.S. in Finance from Pace University.

Dr. August Pellegrini, Jr. Dr. August Pellegrini, Jr. practiced general dentistry in Bayonne, New Jersey, for 30 years until he retired in 2016. He is currently a member of the American Dental Association, the New Jersey Dental Association, and the Hudson County Dental Society. Dr. Pellegrini also served as an Assistant Dean at the Rutgers School of Dental Medicine in Newark, New Jersey. He sat on the Board of Trustees of Matheny Hospital in Peapack, NJ for 6 years, where he was a member of the Audit Committee and a member of the Finance Committee. Dr. Pellegrini’s professional background and experience and his long-time service to the community bring valuable insights to the board. Dr. Pellegrini currently serves as Chairman of the Company’s Nominating and Corporate Governance Committee.

John Pulomena has been the County Administrator of Middlesex County, New Jersey, for the past 11 years. As County Administrator for Middlesex County, considered the second largest county in the state, Mr. Pulomena is responsible for the development and management of a $500 million annual budget, supported by a workforce of over 2,000 employees. In this capacity, Mr. Pulomena is responsible for developing the strategic plans for sustained economic growth, critical investments in the county’s infrastructure, and enhancing the quality of life for its 825,000 residents through key programs and services. Mr. Pulomena was employed by AT&T for over 22 years, including five years at AT&T Bell Laboratories in software development and 17 years at AT&T corporate in various roles including marketing & sales, government affairs, as Financial Controller, and as Director of the Customer Network Operation Centers. Mr. Pulomena was a Middlesex County Freeholder for 10 years, Council President for the Borough of South Plainfield for nine years, and Chairman of the Middlesex County Planning Board for five years. Mr. Pulomena is a graduate of the City University of New York, where he received a B.S. degree in Computer Science with a minor in Mathematics. Mr. Pulomena currently serves as Chairman of the Company’s Audit Committee.

James G. Rizzo has been a director of the Company since 2015. He currently serves as business liaison to the Board of Directors and has helped lead the Company’s expansion efforts throughout Bergen County, with four branches opening over the last six years. Mr. Rizzo serves as Chairman of the Company’s Investment and Capital Markets committees. In his role as Chairman of the Investment Committee, Mr. Rizzo has been active in overseeing the Company’s investment securities portfolio and its impact on asset liability management. As Chairman of the Capital Markets committee, Mr. Rizzo has been instrumental in the Company’s most recent common and preferred equity offerings. After having spent more than thirty years in a career focused on the high-yield bond markets, Mr. Rizzo is currently in the real estate management business. His career began at Drexel Burnham and included being designated as a Managing Director in positions held at firms such as Guggenheim Partners, Citicorp, and Fleet Bank. Mr. Rizzo’s most recent position was as a Managing Director at Dahlman Rose and Company, from which he retired.

Mr. Rizzo is a graduate of St. Peter's University, where he earned a B.S. in Business Administration. He currently serves on the University’s Board of Regents, and on the Advisory Board of the University’s Business School. He is also a graduate of St. Peter's Preparatory school, and is involved in planning the future of Saint Peter’s Preparatory School as a former member of the Board of Trustees. Mr. Rizzo is an active member of the Rutherford Planning Board and the Rutherford Economic Development Committee. He is also a Trustee of the Rutherford Public Library, as well as the Rutherford Library Foundation. Additionally, Mr. Rizzo serves on the Board of St. Dominic’s Academy in Jersey City, N.J.

Executive Officers who are not Directors:

Thomas P. Keating, C.P.A., 65, has served as Chief Financial Officer of the Company and the Bank since March 2014. Mr. Keating is a Certified Public Accountant. From 2011 until 2014, Mr. Keating was Chief Financial Officer and Chief Operating Officer of Enterprise National Bank. Prior thereto, Mr. Keating was Chief Financial Officer of AES Red Oak, LLC. Mr. Keating graduated from Marist High School, received a B.S. degree in Accounting from St. Peter’s College, n/k/a St. Peter’s University, and an M.S. degree in Taxation from Seton Hall University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Michael Lesler, 50, has been the Executive Vice President and Chief Operating Officer of the Company and the Bank since April 2018. He was formerly the Executive Vice President and Chief Operating Officer of Clifton Bancorp, Inc. and Clifton Savings Bank from April 2016 to April 2018. From December 2013 to April 2016, Mr. Lesler served as President and Chief Executive Officer of Bancorp of New Jersey, Inc. and its wholly owned subsidiary, Bank of New Jersey. From June 2009 to December 2013, Mr. Lesler served as President and Chief Operating Officer of Bancorp of New Jersey, Inc. and Bank of New Jersey.

Sandra L. Sievewright, 56, is the Chief Compliance Officer of the Bank. She has been in the banking industry for over 30 years. Ms. Sievewright’s diverse experience includes management positions in compliance, bank secrecy, community reinvestment, marketing, security, branch administration, operations and residential lending. She joined the Bank in May 2014. From July 2013 to May 2014, Ms. Sievewright was the Senior Vice President and BSA/Compliance Officer of First Commerce Bank in Lakewood, New Jersey. From October 2005 to July 2013, Ms. Sievewright was the Senior Vice President and Compliance Officer of Bogota Savings Bank in Teaneck, New Jersey.

Kenneth G. Emerson, 59, is the Senior Vice President and Chief Strategy and Risk Officer of the Bank. He has 35 years of New Jersey banking experience, most recently at Blue Foundry Bank where for over 17 years he acted in several capacities including Chief Information Officer, Chief Risk Officer and Chief Operations and Strategy Officer. Previous to those roles, he worked at FinPro, Inc., providing consulting services to the banking industry in strategic planning, mergers and acquisitions, market feasibility, CRA and asset/liability management. Prior to FinPro, he worked in various accounting roles at Summit Bank, Valley Savings Bank, Howard Savings Bank and Carteret Savings Bank. He received his CPA designation from the State of New Jersey in 1996.

Wing Siu, 61, is Senior Vice President, Chief IT & Information Security Officer for the Bank. He joined the Bank in 2013 with over 20 years of experience in information technology and security. Mr. Siu is responsible for aligning IT and Bank strategies, planning, resourcing, and managing the delivery of IT services, and solutions to support the Bank's enterprise objectives. Prior to joining the Bank, Mr. Siu was the Chief Information Security Officer

of Sterling National Bank (“SNB”), and the IT Director of Sterling National Mortgage Company, a subsidiary of SNB. Mr. Siu is CISSP, CISM, and CISA certified.

David Garcia, 57, is Senior Vice President, Chief Lending Officer of BCB Bank and BCB Bancorp, Inc. Mr. Garcia has been in the finance industry for over 25 years, serving at both New Jersey banks as well as Investment Banks. Immediately prior to joining BCB, he served for over 11 years in various senior capacities at Oritani Bank, most recently as Executive Vice President of the Bank’s private REIT, Oritani Asset Corp., as well as Managing Director of Oritani Finance Co. Previously, he served at UBS Investment Bank in the Global Commercial Real Estate/CMBS Group for nearly a decade in capacities of progressive responsibility, culminating as a Director leading the proprietary acquisition of credit-tenant assets nationwide. Prior to UBS, Mr. Garcia served as Associate Director within the real estate finance group at Daiwa Securities. A lifelong resident of Rockland County, NY, Mr. Garcia holds a B.S. from Dominican College and an MBA from Fairleigh Dickinson University. He is the 2019-2021 Chairman of the Real Estate Board of New York Finance Committee, and is active in a number of industry organizations.

Board Independence

The Board of Directors has determined that, as of December 31, 2020, except as to Mr. Coughlin, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Coughlin is not considered independent because he is the President and Chief Executive Officer of the Company and the Bank.

The Board of Directors has also determined that each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board of Directors meets the independence requirements applicable to each committee as prescribed by the Nasdaq Marketplace Rules, the SEC, and the Internal Revenue Service. In determining the independence of each director, the Board of Directors, except as noted below, did not consider any transactions not required to be reported under the section herein entitled “Related Party Transactions.”

Board Leadership Structure and Risk Oversight

The Company separates the principal executive officer and board chair positions to provide a higher degree of independence and transparency between the Board of Directors and management. This leadership structure has been in place since the incorporation of the Company. The Board of Directors believes that this leadership structure is most appropriate given the Company’s conservative risk profile, the Board of Directors’ role in monitoring the Company’s execution of its strategic plan, and the risk elements associated with such execution.

The Board of Directors monitors the Company’s risk profile through a number of departments within the Bank, as well as independent contractors, to monitor, measure and advise of certain risk parameters of the Company and the Bank, such as interest rate risk, credit risk, cybersecurity risk, liquidity risk, compliance risk, economic risk, operational risk, strategic risk, concentration risk, risks related to the regulation of the Company’s industry, and risks related to the Company’s common stock. Reports assessing the Company’s and the Bank’s risk profiles are provided to management, to the appropriate sub-committee(s) and/or committees of the Board and to the full Board of Directors.

Given the increasing, critical nature of information technology and cybersecurity risks, the Bank has a dedicated IT Committee comprised of three independent directors and whose chair has over 35 years of IT-related experience. The Bank’s Chief IT & Information Security Officer has over 20 years of information technology and security experience and is CISSP, CISM, and CISA certified.

The Bank’s external and internal auditors frequently audit and review its information technology and cybersecurity areas. The Bank also contracts with third-party vendors to perform external penetration testing and internal vulnerability assessments, among other tasks.

Presentations are made by the Bank’s IT Department and IT Committee to the full Board of Directors regarding cybersecurity risk on at least a quarterly basis. The Bank’s IT Department and Risk Department also hold quarterly information technology and cybersecurity meetings with officers of the Bank. Executive officers and officers from each department are in attendance. Additionally, the Bank conducts annual information security/physical security/compliance training sessions with all employees.

Compliance training is provided to the full Board to provide better understanding of the aforesaid risks and the Board’s role in managing same. Given the independent roles both the Board and management have in monitoring the Company’s risk, the Company believes that its current leadership and reporting structures are well-positioned to identify and mitigate risks as they may arise.

Given the challenges presented over the last year with respect to the ongoing COVID-19 pandemic, the Company focused on protecting the health and wellbeing of its employees and the communities in which it operates while assuring the continuity of its business operations.

The Company activated its dedicated pandemic response team that proactively implemented its business continuity plans and has taken a variety of measures to ensure the ongoing availability of services, while taking health and safety measures, including enhanced cleaning and hygiene protocols in all of its facilities and remote work policies, where possible. To date, as a result of these business continuity measures, the Company has not experienced significant disruptions in its operations. We have provided detailed information on our operational initiatives and impacts related to the Bank in the Company’s Annual Form 10-K for the year ended December 31, 2020.

Additionally, the Board held five separate meetings that focused solely on the Bank’s response to the COVID-19 pandemic in order to ensure proper oversight of the risks presented.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors meets on a monthly basis and may hold additional special meetings. The Company’s standing committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Bank’s committees include a joint Asset Liability/Enterprise Risk Management Committee (which meets quarterly), an Audit Committee, a Budget Committee, a Compensation Committee, an Executive Committee, an Information Technology Committee, an Investment Committee, a Legal Committee, a Loan Committee, a Nominating and Corporate Governance Committee, and a Site Committee.

During the year ended December 31, 2020, the Board of Directors of the Company held 12 regular meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during 2020. The Company does not have a written policy regarding director attendance at annual meetings of shareholders. At last year’s annual meeting, all directors of the Company were in attendance.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is a joint committee of the Company and the Bank. The Nominating and Corporate Governance Committee consists of Directors Bielan, Collins, Pellegrini, and Robbins. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to the Company’s website at www.bcb.bank. For the year ended December 31, 2020, the Nominating and Corporate Governance Committee met two times.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;
•	to review and monitor compliance with the requirements for board independence;
•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and
•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If a vacancy occurs on the Board of Directors and the Board determines to fill that vacancy, the Board of Directors does not re-nominate a current member for re-election, or the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In such situations, the Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;
•	has experience and achievement which demonstrates exceptional business ability and judgment;
•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;
•	is familiar with the communities in which we operate and is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company; and,
•	has the capacity and desire to represent the balanced, long-term interests of all of the Company’s shareholders as a group, and not a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and, if a nominee is sought for the Company’s Audit Committee, the financial and accounting expertise of a candidate.

Although the Nominating and Corporate Governance Committee and the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, the Board of Directors intends that if a vacancy occurs on the Board of Directors and the Board determines to fill that vacancy, the Board of Directors does not re-nominate a member for re-election, or the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee will consider diversity in the director identification process. While the attributes above are always considered in the identification process, the Nominating Committee and the Board of Directors will also evaluate a potential director nominee's personal character, community involvement, and willingness to serve so that he or she can help further the Company’s and the Bank’s role and mission as a community-based financial institution.

Consideration and Procedures for Shareholder Recommendations for the Nomination of Directors

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. Consequently, the Company’s Board of Directors has adopted procedures for the submission of director nominees by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002. The Corporate Secretary must receive said submission at least 90 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The submission must include the following information:

•	The name of the person recommended as a director candidate;
•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
•	a statement of the candidate’s business and educational experience;
•	a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;
•	as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and,
•	proof that the person making the recommendation is herself, himself or itself a shareholder.

The Corporate Secretary has not received any shareholder recommendations for nominations to the Board of Directors at the Company’s upcoming annual meeting.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Company’s Board of Directors or with any individual director can write to the Company’s Corporate Secretary, 591-595 Avenue C, Bayonne, New Jersey 07002. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly (for example, where the request is for information about the Company or is a stock-related matter); or,
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

If applicable, at each Board of Directors’ meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Board Communications with Shareholders

In the interest of communicating with the Company’s shareholders and keeping them frequently informed, the Company’s Board of Directors directed the President and Chief Executive Officer and the Corporate Secretary with issuing communications to the Company’s shareholders throughout the year. Enclosed with each quarterly dividend check, the Company included a personalized letter and summary financial data from the President and Chief Executive Officer describing initiatives, projects, and key financial metrics that occurred in the preceding quarter.

Code of Ethics

The Company has adopted a code of ethics that is applicable to the Company’s officers, directors, and employees, including the Company’s Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and/or persons performing similar functions. The Company’s Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

Employee, Officer and Director Hedging

As a part of its Insider Trading Policy, the Company has adopted an Anti-Hedging Policy which prohibits directors and executive officers of the Company from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Directors and executive officers may not buy or sell puts or calls on, or other derivative securities with respect to, the Company’s securities under this policy.

Directors and executive officers of the Company may not hold Company securities in a margin account or pledge Company securities as collateral for any loan without the prior approval of the Board of Directors in accordance with the Anti-Hedging Policy. The policy states that the Company’s Board of Directors will not approve any pledge of Company securities as part of a hedging or monetization strategy designed to or otherwise having the effect of hedging or offsetting any decrease in the market value of Company securities.

The Audit Committee

The Audit Committee is a joint committee of the Company and the Bank. As of December 31, 2020, the Audit Committee consisted of Directors Lyga, Pellegrini, Pulomena, and Robbins. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	Evaluate the Company’s compliance with, and the effectiveness of, administrative operating policies, procedures, accounting and internal control systems;
•	Evaluate the Company’s compliance with established lending policies and underwriting standards for loans by review of an internal audit report generated at least annually;
•	Review all significant accounting changes.
•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
•	Review the annual audited financial statements with management and the independent accountants, including the adequacy of internal controls that could significantly affect the Company’s financial statements;
•	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q and its annual report on Form 10-K;
•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•	Review and approve the audit plan of the internal auditors, including the extent to which the planned audit scope relates to identifying weaknesses in internal controls and review of the Company’s procedures and controls;
•	Review the regular reports prepared by the internal auditor, external loan review firm, independent auditor and management's responses and/or corrective actions;
•	Discuss with the independent auditor the matters required to be discussed relating to the conduct of the audit;
•	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter;
•	Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor;
•	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, regarding required disclosures of corporate fraud to management, the Committee and the Board, has not been implicated;

•	Be directly responsible for the appointment, retention and termination of the independent auditor, and annually evaluate the performance of the independent auditor, and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor;
•	Approve the fees to be paid to the independent auditor and pre-approve all audit and non-audit services provided by the independent auditor;
•	Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; Report any violations of the whistleblower policy to the Board.

The Audit Committee met seven times during 2020. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to the Company’s website at www.bcb.bank. The Committee reports to the Board of Directors on its activities and findings.

The Chairman of the Audit Committee is Mr. Pulomena. The Board of Directors believes that Mr. Pulomena qualifies as a “financial expert,” as that term is defined in the rules and regulations of the SEC. Mr. Pulomena is independent, as independence for audit committee members is defined in the Nasdaq corporate governance listing standards.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020;
•	Discussed with the independent registered public accounting firm, with and without management, the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and,
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to be filed with the SEC. In addition, the Audit Committee approved the appointment of Wolf & Company, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

John Pulomena (Chairman)

August Pellegrini, Jr.

Joseph Lyga

Spencer B. Robbins

The Compensation Committee

During the year ended December 31, 2020, the Compensation Committee met five times to determine the Company’s compensation programs and adjustments. The Compensation Committee of the Company, as of December 31, 2020, consisted of Directors DiDomenico, Lyga, and Robbins. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Mr. Coughlin does not participate in the Board of Directors’ determination of his compensation as Chief Executive Officer or President. The Board of Directors has adopted a written charter for the Compensation Committee and this charter has been posted to the Company’s website at www.bcb.bank.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company's executive management, and in that connection, it is authorized to review, evaluate and recommend various benefit plans and overall compensation for the Company and the Bank. Direct responsibilities include, but are not limited to:

•	Establish, review, and modify from time to time, as appropriate, the overall compensation philosophy of the Company;
•	Evaluating and recommending goals and objectives relevant to compensation of the chief executive officer and other executive management, and evaluating the performance of executive management in light of those goals and objectives;
•	Administering and having discretionary authority over the issuance of equity awards to employees and directors under the Company’s active shareholder-approved incentive plans;
•	Reviewing, evaluating and recommending the compensation level for the chief executive officer;
•	Reviewing, evaluating and recommending compensation levels of other key executive officers; and,
•	Reviewing, evaluating and determining the compensation (including stock option and restricted stock awards, retainers, fees, etc.) to be paid to directors of the Company and of affiliates of the Company for their service on the Board(s).

The Compensation Committee reviews, evaluates and recommends to the full board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. The performance of the Chief Executive Officer and other members of executive management is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to executive management as a whole and to the specific responsibilities of each member of executive management. While strict numerical formulas are not used to evaluate the performance of the Company’s executive management team, criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise, general management skills, and each executive’s contribution to the Company’s successful operation. These criteria are evaluated not only on current-year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. The Committee also takes into consideration factors outside the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Except for the Company’s President and Chief Executive Officer, members of executive management generally are not engaged directly with the Compensation Committee in setting the amount or form of their compensation or director compensation. However, as part of the annual performance review for members of executive management other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s perspective on each member of executive management’s individual performance. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews, evaluates and determines the form and amount of compensation paid to the Company’s directors.

The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. None of the members of the Compensation Committee was an officer or employee of the Company or the Bank during the fiscal year ended December 31, 2020, or is a former officer of the Company or the Bank.

During the fiscal year ended December 31, 2020: (i) no executive of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and, (iii) no executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company or the Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program are to retain, motivate, and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.
•	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.
•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit, and individual targets that contribute to our earnings within risk tolerance.
•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.
•	We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the “Executive Compensation Summary” which appears later herein. These three current executives are referred to in this discussion as “Named Executive Officers.”

Name	Title as of December 31, 2020
Thomas M. Coughlin	President and Chief Executive Officer
Thomas P. Keating	Chief Financial Officer
Michael Lesler	Chief Operating Officer

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, experience and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

•	Experience in the financial services industry that promotes the safe and sound operation of the Company and the Bank;
•	Experience and prior performance of our executives in successfully implementing and completing strategic goals;
•	Experience in all aspects of risk management;
•	Experience in our markets relating to the needs of our customers, products, and investments in various phases of the economic cycle;
•	Disciplined decision-making that respects our strategic plan but adepts quickly to change;
•	The retention and development of incumbent executives who meet, or exceed, performance objectives, since recruiting executives can be expensive, unpredictable, and may have a disruptive effect on our operations;
•	The compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and,
•	Each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and the Named Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and recommends the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers the Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation and our financial condition and performance

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity. He has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No Named Executive Officer (other than the President and Chief Executive Officer) attends the portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2020, the Board of Directors, in concert with the Compensation Committee, did not engage the services of a compensation consultant.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	Base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the executive’s position;
•	Non-equity bonus and incentive compensation, which is recommended by the Compensation Committee based on the satisfaction of company-wide and individual-based performance objectives;
•	Equity compensation of awards stock options and restricted stock, which provides incentives to maximized shareholder value;
•	Severance benefits payable pursuant to employment agreements with certain Named Executive Officers;

•	Benefits payable pursuant to our 401(k) plan; and,
•	Health and welfare benefits

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in recommending a Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when the Company, the Bank and the Named Executive Officer are successful in realizing the interests of the Company and the Bank.

The Compensation Committee reviewed compensation for the year ended December 31, 2020, for the Named Executive Officers, relative to the competitive market and to the results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on the Named Executive Officer’s performance.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	Market data for peer institutions and direct competitors located in New Jersey, the New York metropolitan area, and the northeast region;
•	Internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;
•	Individual performance of the Named Executive Officer; and,
•	Our financial condition and results of operations, including tax and accounting impact of the base salaries

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels, after taking into account the considerations discussed above. Details regarding the base salary earned by the Named Executive Officers are included in the “Executive Compensation Summary” table in this section.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board discretionary bonus payments to the Named Executive Officers. While strict numerical formulas were not used to quantify the bonus payments payable to the Named Executive Officers in 2020, both company-wide and individually-based performance objectives are used by the Compensation Committee to recommend bonus payments. Company-wide performance objectives focus on growth, expense control, asset quality (particularly the quality of our loan portfolio and positive results of our quality control audits), compliance audits and regulatory “safety and soundness” examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and as a trend of performance. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our market area.

The “Executive Compensation Summary” table in this section provides the bonus payments which were paid to the Named Executive Officers in 2020 and 2019.

Equity Compensation. The Compensation Committee has the ability to review, evaluate, and recommend to the full Board stock option awards to be granted to the Named Executive Officers under our 2011 Stock Option Plan and 2018 Equity Incentive Plan, in an effort to focus their attention on our sustained, long-term financial performance. A stock option award gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time. The Compensation Committee believes that stock option and restricted stock awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders’ through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with the Company and the Bank through the vesting periods of the awards.

The “Executive Compensation Summary” and “Outstanding Equity Awards at Year End” tables in this section provides the equity compensation payments which were paid to the Named Executive Officers in 2019. There were no equity awards paid to any Named Executive Officers for the year ended December 31, 2020.

Severance Benefits. We currently maintain employment agreements with Mr. Coughlin and Mr. Lesler, which provide them with severance payments in the event of termination of employment without cause. Please see “Employment Agreements” and “Compensation Committee Communications and Responsiveness” below for a more thorough description of these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Please see “Tax-Qualified Benefit Plans” below for a more thorough description of our retirement plans. We do not provide our employees, including the Named Executive Officers, with any non-qualified supplemental retirement benefits.

Health and Welfare Benefits. We provide group health, dental, and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we structure our compensation program in a tax efficient manner.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company or the Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of the Company and the Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the Company and the Bank. With respect to our non-equity bonus compensation program, the Compensation Committee utilized both the company-wide and individual performance objectives to recommend the bonus payments made to our Named Executive Officers. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates company-wide performance objectives as a trend of performance, the long-term financial performance of the Company and the Bank is in correlation with any bonus payments awarded to our Named Executive Officers.

By recommending the granting of equity awards under the Company’s equity incentive plans, the Compensation Committee has attempted to place more of our common stock into the hands of our employees in an effort to align their interests with those of our shareholders, which should contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks which might threaten the value of their common stock received under our equity compensation program.

As described in “Board Leadership Structure and Risk Oversight”, the Company’s Board of Directors held five separate meetings that focused solely on the Bank’s response to the COVID-19 pandemic in order to ensure proper oversight of the risks presented. This response also informed upon the Compensation Committee’s decisions regarding compensation for both the Company’s Named Executive Officers and directors. As a response to the COVID-19 pandemic, the Compensation Committee awarded no stock option or restricted stock awards to either its Named Executive Officers or its Board of Directors. Please see the “Director Compensation” section for detailed information on payments to directors.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee:

Vincent DiDomenico, Jr. (Chairman)

Joseph Lyga

Spencer Robbins

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information as of December 31, 2020 regarding equity compensation plans that have been approved by shareholders. The Company has no equity-based benefit plans that were not approved by shareholders.

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average Exercise price(1)	Number of securities remaining available for issuance under plans
2011 Stock Option Plan	801,600	$11.40	72,800
2018 Equity Incentive Plan	436,981	$11.65	384,038
Equity compensation plans not approved by shareholders	—	—	—
Total	1,238,581	$11.49	456,838

(1)	The weighted average exercise price reflects the exercise prices ranging from $8.93-$13.32 per share for options granted under the 2011 Stock Option Plan and the 2018 Equity Incentive Plan.

Executive Compensation

Summary Compensation Table. The following table set forth the total compensation paid to Thomas Coughlin, as Principal Executive Officer of the Company and the Bank, the total compensation paid to Thomas Keating, as the Principal Financial and Accounting Officer of the Company and the Bank, and the total compensation paid to Michael Lesler, the Chief Operating Officer of the Company and the Bank. After Mr. Coughlin, Mr. Keating and Mr. Lesler are the two most highly-compensated officers who received total compensation of at least $100,000 from the Company or the Bank during the year ended December 31, 2020. The officers listed in the table below are each a “Named Executive Officer.”

EXECUTIVE COMPENSATION SUMMARY

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Thomas M. Coughlin President, Chief Executive Officer & Director	2020	585,000	300,000	-	-	45,748	930,748
	2019	585,000	483,000(1)	180,770	46,323	45,548	1,340,641
Thomas P. Keating Senior Vice President, Chief Financial Officer	2020	258,000	-	-	-	10,474	268,474
	2019	258,000	118,000	-	-	12,148	388,148
Michael Lesler Executive Vice President, Chief Operating Officer	2020	331,000	165,565	-	-	24,348	520,913
	2019	331,000	137,000	-	-	24,148	492,148

(1)	The bonus payment of $483,000 made to Mr. Coughlin in 2019 reflects a combined bonus amount for performance related to the years 2019 and 2018. Mr. Coughlin was not paid a cash bonus in the year 2018.

(2)	Represents the grant date fair value of restricted stock received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(3)	Represents the grant date fair value of the stock option awards received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(4)	The amounts in this column reflect what the Company paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A breakdown of the various elements of compensation in this column for the year ended December 31, 2020 is set forth in the table provided on the following page.

The amounts in the table below reflect a breakdown of the various elements of all other compensation for the year ended December 31, 2020, as reported in the executive summary compensation table on the previous page. The amounts provided in this table reflect what the Company paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received

Name and Principal Position	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Board Retainer ($)	Car Allowance ($)	Total All Other Compensation ($)
Thomas M. Coughlin President, Chief Executive Officer & Director	2020	11,400	948	10,000	23,400	45,748
	2019	11,200	948	10,000	23,400	45,548
Thomas P. Keating Senior Vice President, Chief Financial Officer	2020	9,526	948	-	-	10,474
	2019	11,200	948	-	-	12,148
Michael Lesler Executive Vice President, Chief Operating Officer	2020	11,400	948	-	12,000	24,348
	2019	11,200	948	-	12,000	24,148

Employment Agreements

On February 24, 2020, the Company and the Bank (collectively the “Company” or the “Bank”, for purposes of this section) entered into an employment agreement with Mr. Coughlin, effective as of January 1, 2020. The employment agreement has a term of three years. The agreement will automatically renew for an additional three years unless the Bank provides written notice of termination of the agreement no less than ninety days prior to the expiration of the term or until such time as either party terminates the agreement.

Mr. Coughlin's employment agreement provides him an annual base salary of $585,000. Mr. Coughlin will also be entitled to a discretionary performance bonus of up to 50% of his base salary and other incentive compensation and bonus plans or arrangements of the Bank. In addition, he is entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide him with life, medical, dental and disability coverage.

In the event of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump-sum cash payment equal to his base salary through the remaining term of the agreement; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (a) the end of the term of his employment agreement; (b) the date on which such coverage is made available to Mr. Coughlin through subsequent employment; or (c) the date Mr. Coughlin becomes eligible for Medicare coverage.

In addition, the employment agreement provides that, upon the occurrence of a change in control of the Company or the Bank, Mr. Coughlin will receive a lump sum payment equal to 2.9 times (2.9x) his annual base salary at the time of a change in control. This payment will be paid within thirty days following the date of the change in control in lieu of the cash severance payments described above. However, the change in control payments would be reduced by the minimum amount necessary to avoid penalties under Section 280G of the Internal Revenue Code.

On February 24, 2020, the Company entered into an employment agreement with Mr. Lesler, effective as of January 1, 2020. The employment agreement has a term of two years. The agreement will automatically renew for an additional two years unless the Bank provides written notice of termination of the agreement no less than ninety days prior to the expiration of the term or until such time as either party terminates the agreement.

Mr. Lesler’s employment agreement provides him an annual base salary of $331,000. Mr. Lesler will also be entitled to a discretionary performance bonus of up to 50% of his base salary and other incentive compensation and bonus plans or arrangements of the Bank. In addition, he is entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide him with life, medical, dental, and disability coverage.

In the event of Mr. Lesler’s involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump-sum cash payment equal to his base salary through the remaining term of the agreement; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (a) the end of the term of his employment agreement; (b) the date on which such coverage is made available to Mr. Lesler through subsequent employment; or (c) the date Mr. Lesler becomes eligible for Medicare coverage.

In addition, the employment agreement provides that, upon the occurrence of a change in control of the Company or the Bank, Mr. Lesler will receive a lump sum payment equal to 2.0 times (2.0x) his annual base salary at the time of a change in control. This payment will be paid within thirty days following the date of the change in control in lieu of the cash severance payments described above. However, the change in control payments would be reduced by the minimum amount necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Compensation Committee Communications and Responsiveness

The Board of Directors understands that having employment agreements that provide for change in control severance payments without involuntary job loss or substantial diminution of duties (referred to as "single" trigger agreements) may be considered problematic by certain third-party, proxy advisory firms. However, the board believes that most executives sustain either involuntary job loss or substantial diminution of duties in connection with a change in control, so that having such a requirement may not be necessary. The board further believes that, based on a review of recent merger transactions, executive agreements providing for (1) a change in control and (2) involuntary job loss or substantial diminution of duties before severance is paid, are often times amended in connection with the signing of the merger agreement to make such agreements single trigger agreements. Therefore, the board believes that having single trigger agreements are not problematic or disadvantageous to the Company or any potential acquirer, but rather serve to simplify matters in the context of any change in control, saving all parties considerable time and expense. Given the above, the Board of Directors believes concerns over its executive compensation related to certain third-party, proxy advisory firms are unwarranted.

The Board of Directors and executive management of the Company are in frequent communications with the Company’s shareholder base, including its institutional investors, both through quarterly earnings calls and through voluntary distributions of data enclosed with our quarterly dividends. Additional information on the latter process can be found within this Proxy Statement under “Board Communications with Shareholders.” In the course of these communications, any shareholder or institutional investor questions or concerns regarding executive compensation, if any, have been addressed by management or by the Board of Directors.

The Board of Directors believes that the Company’s compensation to executive management is appropriate based on review and analysis of companies similar to our asset size and in our geographic area. The Compensation Committee analyzes data related to the Company’s peer groups annually in order to review executive compensation, including reports and documents prepared by third-party, independent vendors.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2020, for the Company’s Named Executive Officers.

Name and Principal Position	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas M. Coughlin President, Chief Executive Officer & Director	4,500	500	8.93	9/29/2021	-	-
	7,000	3,000	9.03	1/17/2023	-	-
	6,000	4,000	13.32	3/7/2024	-	-
	5,000	5,000	10.81	12/2/2025	-	-
	50,000	-	10.92	9/16/2026	-	-
	15,000	10,000	12.40	9/13/2027	-	-
	25,000	-	11.26	12/14/2028	-	-
	15,063	15,062	12.46	6/14/2029	7,254	80,302
Thomas P. Keating Senior Vice President, Chief Financial Officer	2,000	-	12.19	10/20/2024	-	-
	5,000	-	10.55	12/29/2025	-	-
	7,500	5,000	12.40	9/13/2027	-	-
Michael Lesler Executive Vice President, Chief Operating Officer	-	-	-	-	-	-

(1)	The stock options granted to Mr. Coughlin expiring on 9/29/2021, 1/17/2023, 3/7/2024 and 12/2/2025 vest at a rate of 10% per year, commencing on the one-year anniversary date following the date of grant. The stock options granted to Mr. Coughlin expiring on 9/13/2027 vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of that grant. The stock options granted to Mr. Coughlin expiring on 6/14/29 vest at a rate of 50% per year, commencing on the one-year anniversary date following the date of that grant. The stock options granted to Mr. Keating expiring on 9/13/2027 vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of grant. All stock options awarded have a ten-year term to be exercised from the date of grant.
(2)	Amounts shown represent time-based restricted stock awards granted on June 14, 2019 and vesting at a rate of 50% per year, commencing on the one-year anniversary date following the date of grant.
(3)	Amounts shown are based on the fair market value of the Company common stock on December 31, 2020 (the last trading day of 2020) of $11.07.

Options Exercised. No stock options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2020.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plan. Outside directors and employees of the Company, the Bank or their affiliates were eligible to participate and receive awards under the BCB Bancorp, Inc., 2011 Stock Option Plan (“2011 Stock Option Plan”). The Company reserved 900,000 shares of common stock to be issued pursuant to grants of stock options under the 2011 Stock Option Plan. As of December 31, 2020, there were 801,600 shares of common stock outstanding under the 2011 Stock Option Plan.

Unless otherwise specified in an award agreement, the vesting of stock options will accelerate upon death, disability or a change in control of the Company or the Bank.

BCB Bancorp, Inc. 2018 Equity Incentive Plan. Directors and employees of the Company, the Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc., 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”). The Company reserved 1,000,000 shares of common stock to be issued pursuant to grants of stock options, restricted stock and restricted stock units under the 2018 Equity Incentive Plan.

A stock option gives the recipient the right to purchase shares of common stock of the Company at a specified price during a specified period of time. Awards may be granted as either incentive or non-qualified stock options.

Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

A restricted stock award gives the recipient a grant of shares of the Company’s common stock for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Shares of common stock issued as restricted stock shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period. No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the recipient that has been granted the restricted stock award unless and until the recipient vests in the restricted stock award.

A restricted stock unit gives the recipient a grant of units that may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Awards may be settled in shares of the Company’s common stock, or in the sole discretion of the Compensation Committee determined at the time of final settlement in cash or a combination of cash and the Company’s common stock, subject to vesting conditions and other restrictions set forth in the 2018 Equity Incentive Plan or the award agreement. Shares of common stock issued as restricted stock units shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Recipients of units have no voting rights with respect to any restricted stock units granted. Dividend rights may be paid on restricted stock units, in the sole discretion of the Committee, exercised at the time of grant, as specified in the Award Agreement.

Unless otherwise specified in an award agreement, the vesting of stock options, restricted stock awards and restricted stock units will accelerate upon involuntary termination of employment or service simultaneous with or following a change in a change in control of the Company or the Bank.

Tax-Qualified Benefit Plans

401(k) Plan. The Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan upon completion of one year of service with the Bank. The 401(k) plan allows a participant to contribute, on a pre-tax basis, up to 25% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $19,500 for 2020 for Employees under 50 years of age, and $26,000 for 2020 for Employees over 50 years of age. In addition, the Bank may make: (i) discretionary qualified non-elective contributions; and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions which were allocated to his or her account. The Bank may make profit-sharing contributions at its discretion which will be allocated annually in accordance with the terms of the 401(k) plan. Any discretionary matching contributions and/or profit-sharing contributions made by the Bank which are allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in any profit-sharing contributions upon his or her death, disability, or attainment of age 65 while employed with the Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment. Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of Company common stock through the BCB Bancorp Stock Fund.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of the Company’s Non-employee Directors for the year ended December 31, 2020. Compensation paid to Directors who are also Named Executive Officers is reflected in the “Executive Compensation Summary” above.

Name	Fees earned or paid in cash ($)(1)	All other compensation ($)(2)	Total ($)
Mark D. Hogan	59,500	14,360	73,860
Robert Ballance	61,100	-	61,100
Judith Q. Bielan	51,400	-	51,400
Joseph Brogan(3)	42,500	-	42,500
James Collins	58,000	-	58,000
Vincent DiDomenico	57,800	-	57,800
Joseph Lyga	54,900	-	54,900
August Pellegrini	53,700	-	53,700
John Pulomena	53,100	-	53,100
James Rizzo	59,900	-	59,900
Spencer Robbins	53,400	-	53,400

(1)	Included in these totals are certain fees earned during the fourth quarter of 2020, but paid in 2021.
(2)	For Mr. Hogan, amount represents perquisites received in the form of a country club membership.
(3)	Mr. Brogan served on the Board of Directors until July, 2020.

As of December 31, 2020, each director has the following outstanding stock option and restricted stock awards:

Name	Option Awards	Restricted Stock Awards
Mark D. Hogan	100,750	1,505
Robert Ballance	101,250	1,505
Judith Q. Bielan	101,250	1,505
James Collins	100,750	1,505
Vincent DiDomenico	56,250	1,505
Joseph Lyga	100,750	1,505
August Pellegrini	76,250	1,505
John Pulomena	31,250	1,505
James Rizzo	86,250	1,505
Spencer Robbins	96,250	1,505

Director Fees

Non-employee Directors of the Company received an annual retainer of $10,000 for their services for the fiscal year ended December 31, 2020. Thomas Coughlin, who is a Director of the Company and also an executive officer of the Company, received an annual retainer of $10,000 for his services as a Director of the Company for the fiscal year ended December 31, 2020. The Directors of the Company did not receive any other remuneration for their services as directors of the Company for the fiscal year ended December 31, 2020.

Non-employee Directors of the Bank received an annual retainer of $25,000 for their services for the fiscal year ended December 31, 2020. Thomas Coughlin, who is a Director of the Bank and also an executive officer of the Bank, did not receive an annual retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2020.

During the fiscal year ended December 31, 2020, non-employee Directors of the Bank received fees and retainers ranging from $42,500 to $61,100. The fee amounts are determined by membership on Board committees and attendance at Board and Committee meetings. Non-employee directors of the Bank receive $1,000 for attending each Board meeting, $500 for attending each Special Board meeting, and the following as designated members of the below Committees: (1) Audit, Compensation, and Loan Committee - $300/meeting attended; (2) ALCO/ERM and Budget Committees - $500/meeting attended; and, (3) $300/meeting attended for all other Committee Meetings attended as a designated member of the Committee. Thomas Coughlin, who is a Director of the Bank and also an executive officer, did not receive any fees or a retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2020.

As noted in the “Compensation Discussion and Analysis” section, the Board of Directors of the Bank and the Company received no stock option or restricted stock awards for the year 2020.

Director Plans

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan and the 2018 Equity Incentive Plan. Please see the descriptions of the plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

Deferred Compensation Plan for Directors. The Board of Directors of the Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005. The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. All members of the Board of Directors of the Bank are eligible to participate in the 2005 Deferred Plan. Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account. Interest is paid on such deferred amounts at a rate equal to the rate payable on the Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of the Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment. Deferral amounts continue in effect until the participant files a notice of adjustment with the Bank. In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with the Bank. Such adjustments take effect as of January 1 following the date the notice is given to the Bank. Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of the Bank, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

The Bank leases its 860 Broadway, Bayonne, New Jersey, branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Collins, Coughlin, Lyga and Pellegrini, the estate of former director Tagliareni, and former director Pasiechnik. The remaining 10% membership interest is owned by a limited liability company of which former director Brogan’s estate is a member. The percentage of ownership in the limited liability company is divided equally among the 10 individuals and/or entities. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2020, total lease payments of $165,000 were made to that limited liability company. Rental payments under the lease were $13,750 per month in 2020. Rental payments under the lease currently are $13,750 per month.

The Bank leases its 876 Kinderkamack Road, River Edge, New Jersey, branch office from a limited liability company owned by directors Bielan, Coughlin, Hogan, Pellegrini, Rizzo, Robbins, and the estate of former director Brogan. The percentage of ownership in the limited liability company is divided equally among those seven (7) individuals. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2020, total lease payments of $96,000 were made to that limited liability company. Rental payments under the lease were $8,000 per month in 2020. Rental payments under the lease currently are $8,000 per month.

The Bank leases its 190 Park Avenue, Rutherford, New Jersey, branch office from a limited liability company in which director Rizzo owns a 50% membership interest and director Hogan owns a 50% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2020, total lease payments of $96,589 were made to that limited liability company. Rental payments under the lease were $7,153 per month in 2020. Rental payments under the lease currently total $7,153 per month.

The Bank leases its 734 Ridge Road, Lyndhurst, New Jersey, branch office from a limited liability company in which directors Ballance, Bielan, Coughlin, Hogan, Lyga, Pellegrini, Rizzo and Robbins each own a 10% membership interest. Former director Gary Stetz owns a 10% membership interest. The remaining 10% membership interest is owned by a limited liability company of which the estate of former director Brogan is a member. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2020, total lease payments of $88,200 were made to that limited liability company. Rental payments under the lease were $7,350 per month in 2020. Rental payments under the lease currently total $7,350 per month.

Other than as described in the preceding paragraph, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other unaffiliated persons, and do not include more than the normal risk of collectability or present other unfavorable features.

The Company requires that any transaction in which a director, officer or a member of their immediate family has an interest, and in which the Bank is involved, must be reviewed and approved and/or ratified by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if the Company entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and the Bank must be reviewed and approved and/or ratified by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of the Bank. The Board of Directors is responsible for overseeing the application of these policies and procedures, which are part of the Company’s written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with regulations promulgated under the Federal Reserve Act.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the year ended December 31, 2020, was Wolf & Company, P.C. (“Wolf & Company”).

The Audit Committee of the Board of Directors has approved the engagement of Wolf & Company to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee has directed that management submit the selection of the independent registered public accounting firm to the Company’s shareholders for ratification at the annual meeting. Representatives of Wolf & Company are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the Company’s best interests and the best interests of the Company’s shareholders.

Fees Paid to Wolf & Company

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wolf & Company during 2020 and 2019:

Audit Fees. The aggregate fees billed to us by Wolf & Company for professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $226,500 for the fiscal year ended December 31, 2020 and $298,000 for the fiscal year ended December 31, 2019.

Audit Related Fees. The aggregate fees billed to us by Wolf & Company for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above was $27,000 for the fiscal year ended December 31, 2020 and $16,500 for the fiscal year ended December 31, 2019.

Tax Fees. There were no fees billed to us by Wolf & Company for professional services rendered for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2020 and for the fiscal year ended December 31, 2019.

All Other Fees. There were no other fees billed to us by Wolf & Company which are not described above for the fiscal year ended December 31, 2020 and for the fiscal year ended December 31, 2019.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered
Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-

approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of Wolf & Company, P.C., as independent registered public accounting firm for the fiscal year ending December 31, 2021, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of the Named Executive Officers of the Company is described under the “Executive Compensation” section above. Shareholders are urged to read the “The Compensation Committee -- Roles and Responsibilities” section of this Proxy Statement, which discusses the Company’s compensation policies and procedures with respect to the Company’s Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the annual meeting to provide their support with respect to the compensation of the Company’s Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the “Executive Compensation” section of the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

Required Vote and Recommendation of the Board of Directors

In order for the resolution set forth above to be approved, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the annual meeting is required. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL III.

PROPOSAL IV – ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON
EXECUTIVE COMPENSATION

As described in Proposal III above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders have the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers (a so-called “say-on-pay proposal”). Proposal IV affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay proposal in the proxy materials for future annual shareholder meetings or any special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting (a so-called “say-on-pay frequency proposal”). Under this proposal, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Shareholders voted on a similar proposal at the annual meeting of shareholders held in 2018 with the most votes cast to hold the say-on-pay vote every year. After consideration, the Board of Directors recommends that future shareholder say-on-pay votes be conducted every three years. While the Board values constructive input from shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of shareholders, the Board believes that having a say-on-pay vote every three years will provide the Board and Compensation Committee with sufficient input from the Company’s shareholders. The Company’s shareholders have approved the compensation of the Company’s Named Executive Officers at each of the last five annual meetings. Therefore, the Board does not believe that a say-on-pay vote held more frequently than every three years is necessary or meaningful.

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee. The Compensation Committee and the Board, however, value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2027 annual meeting of shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

Required Vote and Recommendation of the Board of Directors

A plurality of the votes cast will determine the shareholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the option for holding an advisory vote every one year, two years, or three years receiving the greatest number of votes will be considered the preferred frequency of the shareholders. All proxies will be voted for the three-year frequency unless a shareholder specifies to the contrary on such shareholder’s proxy card.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THREE-YEAR FREQUENCY ALTERNATIVE.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and related regulations of the SEC require the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, each of the Company’s officers, directors, and ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her during the fiscal year ended December 31, 2020.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the following address by no later than November 19, 2021.

Corporate Secretary

BCB Bancorp, Inc.

591-595 Avenue C

Bayonne, New Jersey 07002

OTHER MATTERS

The Company’s Board of Directors is not aware of any business, other than the matters described in this Proxy Statement, to come before the annual meeting. However, if any other matter should properly come before the annual meeting, proxies in the enclosed form will be voted in respect of any such matter as recommended by the Board of Directors.

MISCELLANEOUS/FINANCIAL STATEMENTS

The Company will bear the cost of solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. The Company’s directors, officers, and regular employees may solicit proxies personally, by telephone, or by any other lawful means without receiving additional compensation.

AN ANNUAL REPORT ON FORM 10-K CONTAINING THE COMPANY’S FINANCIAL STATEMENTS AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 IS BEING FURNISHED TO SHAREHOLDERS. THE FORM 10-K CONSTITUTES THE COMPANY’S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), ON THE COMPANY’S WEBSITE, www.bcb.bank, AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 595 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 19, 2021

.. + Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 28, 2021 at 11:59 P.M., EST. Online Go to www.investorvote.com/BCBP or scan the QR code that is on the enclosed proxy card — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BCBP + 03F0LC

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 28, 2021 at 11:59 P.M., EST. Online Go to www.investorvote.com/BCBP or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BCBP Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, and 3 and for every “3 YEARS” on Proposal 4. For Withhold For Withhold For Withhold + 1. The election as Directors of all nominees listed below each to serve for a three-year term: 01 - Thomas Coughlin 04 - Spencer Robbins 02 - Vincent DiDomenico, Jr. 03 - Joseph Lyga 2. The ratification of the appointment of Wolf & Co., P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 For Against Abstain 3. An advisory, non-binding resolution with respect to the executive compensation described in the Company’s Proxy Statement 4. An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation 1 Year 2 Years 3 Years Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03ENVC 1 U P X + IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2021. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.edocumentview.com/BCBP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — BCB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints Ryan Blake, Vice President and Corporate Secretary, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 29, 2021, at 10:00 a.m. eastern time. Ryan Blake, Vice President and Corporate Secretary, is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 19, 2021 and the Annual Report on Form 10-K with audited financial statements. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 28, 2021 at 11:59 P.M., EST. Online Go to www.investorvote.com/BCBP or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BCBP Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, and 3 and for every “3 YEARS” on Proposal 4. For Withhold For Withhold For Withhold + 1. The election as Directors of all nominees listed below each to serve for a three-year term: 01 - Thomas Coughlin 04 - Spencer Robbins 02 - Vincent DiDomenico, Jr. 03 - Joseph Lyga 2. The ratification of the appointment of Wolf & Co., P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 For Against Abstain 3. An advisory, non-binding resolution with respect to the executive compensation described in the Company’s Proxy Statement 4. An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation 1 Year 2 Years 3 Years Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03EX0E 1 U P X + IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2021. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.edocumentview.com/BCBP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 401(k) PLAN VOTE AUTHORIZATION FORM — BCB BANCORP, INC. SOLICITED ON BEHALF OF THE TRUSTEE OF THE BCB COMMUNITY BANK 401(K) PLAN (“401(K) PLAN”) ANNUAL MEETING OF SHAREHOLDERS – APRIL 29, 2021 The undersigned hereby appoints Ryan Blake, Vice President and Corporate Secretary, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 29, 2021, at 10:00 a.m. eastern time. Ryan Blake, Vice President and Corporate Secretary, is authorized to cast all votes to which the undersigned is entitled as follows: If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting. The Trustee of the BCB Community Bank 401(k) Plan is hereby directed to vote my proportionate interest in the BCB Community Bank 401(k) Plan as indicated above. If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS 401(k) PLAN VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS FORM WILL BE CONSIDERED A VOTE FOR EACH OF PROPOSALS 1, 2, AND 3 AND FOR EVERY 3 YEARS ON PROPOSAL 4. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 19, 2021, and the Confidential 401(k) Plan Voting Instruction Form. Please complete, sign, date and submit this form to Proxy Services, C/O Computershare Investor Services, PO Box 505008, Louisville, KY 40233-9814, in the enclosed postage- paid envelope as soon as possible. Your Confidential 401(k) Plan Voting Instruction Form must be received by COMPUTERSHARE no later than April 26, 2021. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +